SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 31, 2001


                       SANTA FE INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

 Cayman Islands                     1-14634                     98-0108989
(State or other             (Commission File Number)           (IRS Employer
jurisdiction of                                              Identification No.)
 incorporation)



                         Two Lincoln Centre, Suite 1100
                                5420 LBJ Freeway
                            Dallas, Texas 75240-2648
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (972) 701-7300



                                      N/A
    _________________________________________________________________________
          (Former name or former address, if changed since last report)

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Item 5.   Other Events.

          On August 31, 2001, Santa Fe International Corporation, a company incorporated under the laws of the Cayman Islands ("Santa Fe"), Silver Sub, Inc., a company organized under the laws of Delaware and a direct wholly owned subsidiary of Santa Fe ("Sub"), Gold Merger Sub, Inc., a company organized under the laws of Delaware and a direct wholly owned subsidiary of Sub ("Merger Sub") and Global Marine Inc., a company organized under the laws of Delaware ("Global Marine"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), whereby, subject to the conditions stated therein, Merger Sub will merge with and into Global Marine, with Global Marine surviving as a wholly owned subsidiary of Sub. At the effective time of the merger, each issued and outstanding share of common stock, par value $0.10 per share, of Global Marine will be converted into the right to receive 0.665 ordinary shares, par value $0.01 per share, of Santa Fe. In connection with the merger, Santa Fe will be renamed GlobalSantaFe Corporation.

          The closing of the merger will occur on the first business day immediately following the day on which all of the conditions to the merger contained in the Merger Agreement have been fulfilled or waived or on such other date as Global Marine and Santa Fe may agree. The closing of the merger is conditioned upon, among other things, the approval of the shareholders of both Global Marine and Santa Fe, the receipt of all applicable regulatory approvals, including the expiration or termination of the waiting period prescribed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other customary conditions, all as further described in the Merger Agreement.

          In connection with the execution and delivery of the Merger Agreement, Global Marine, SFIC Holdings (Cayman), Inc. (the "Shareholder") and Kuwait Petroleum Corporation ("KPC") entered into a Shareholder Agreement. The Shareholder, the holder of approximately 37.7% of the outstanding Santa Fe ordinary shares and a wholly owned subsidiary of KPC, agreed to vote its shares of Santa Fe in favor of the transactions contemplated by the Merger Agreement and to refrain from soliciting a competing transaction to the merger.

          Also, in connection with the Merger Agreement, Santa Fe, the Shareholder and KPC entered into a Consent and Amendment, dated as of August 31, 2001, to the Intercompany Agreement, dated as of June 9, 1997, by and among Santa Fe, the Shareholder and KPC, as amended by the Amendment dated effective as of December 26, 2000, in order to provide for the Shareholder's representation on the GlobalSantaFe Corporation Board of Directors and to amend the Shareholder's other consent and information rights.

          The Merger Agreement, the Shareholder Agreement and the Consent and Amendment are attached hereto as Exhibits 2.1, 10.1 and 10.2, respectively, and are incorporated into this Item 5 by reference. The text of a joint press release issued by Global Marine and Santa Fe is attached hereto as Exhibit 99.1, and is incorporated into this Item 5 by reference. The foregoing description of the Merger Agreement, the Shareholder Agreement and the Consent and Amendment, and the transactions contemplated in such documents, is qualified in its entirety by reference to such documents which are attached hereto as exhibits.

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


          Certain Information Concerning Participants in the Solicitation

          Santa Fe and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Santa Fe shareholders. The directors and executive officers of Santa Fe include: Gordon M. Anderson, C. Stedman Garber, Jr., Khaled R. Al-Haroon, Ferdinand A. Berger, Richard L. George, Stephen J. Solarz, Nader H. Sultan, Maha A.R. Razzuqi, Robert E. Wycoff, Roger B. Hunt, Seals M. McCarty, Tom L. Seeliger and Cary A. Moomjian, Jr. Collectively, as of August 31, 2001, the directors and executive officers of Santa Fe beneficially owned less than 1% of the outstanding ordinary shares of Santa Fe (excluding shares subject to options). KPC may also be deemed to be a participant in the solicitation of proxies from Santa Fe Shareholders. As of August 31, 2001, KPC beneficially owned approximately 37.7% of the outstanding ordinary shares of Santa Fe. Shareholders may obtain additional information regarding the interests of such participants by reading the joint proxy statement/prospectus when it becomes available.

Item 7.   Financial Statements and Exhibits.

     (c)  Exhibits.

     2.1 -- Agreement and Plan of Merger, dated as of August 31, 2001, among Santa Fe International Corporation, Silver Sub, Inc., Gold Merger Sub, Inc. and Global Marine Inc.

     10.1 -- Shareholder Agreement, dated as of August 31, 2001, between SFIC Holdings (Cayman), Inc. and Global Marine Inc.

     10.2 -- Consent and Amendment, dated as of August 31, 2001, between Santa Fe International Corporation, SFIC Holdings (Cayman), Inc. and Kuwait Petroleum Corporation.

     99.1 -- Joint Press Release issued by Santa Fe International Corporation and Global Marine Inc., dated September 3, 2001.

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


                                    SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                         SANTA FE INTERNATIONAL CORPORATION


                                         By:    /s/ Cary A. Moomjian, Jr.
                                            ------------------------------------
                                            Name:   Cary A. Moomjian, Jr.
                                            Title:  Vice President and General
                                                    Counsel



Date: September 4, 2001

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                                  EXHIBIT INDEX
                                  -------------


Exhibit No.   Description
-----------   -----------

     2.1 -- Agreement and Plan of Merger, dated as of August 31, 2001, among Santa Fe International Corporation, Silver Sub, Inc., Gold Merger Sub, Inc. and Global Marine Inc.

     10.1 -- Shareholder Agreement, dated as of August 31, 2001, between SFIC Holdings (Cayman), Inc. and Global Marine Inc.

     10.2 -- Consent and Amendment, dated as of August 31, 2001, between Santa Fe International Corporation, SFIC Holdings (Cayman), Inc. and Kuwait Petroleum Corporation.

     99.1 -- Joint Press Release issued by Santa Fe International Corporation and Global Marine Inc., dated September 3, 2001.

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